UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2025

SAFETY SHOT, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHOT	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Warrants, each exercisable for one share of Common Stock at $8.50 per share	SHOTW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Consulting Agreement

On January 18, 2025, Safety Shot, Inc. (the “Company”) entered into a Consulting Agreement (the “Consulting Agreement”) with Blue Capital S.A., LLC., a United Arab Emirates limited company (the “Consultant”), pursuant to which the Consultant shall provide the Company with services as stated therein, for a period of five (5) year term commencing on February 1, 2025. The Company shall issue to Blue Capital 4,545,454 options to purchase shares of the Company’s common stock, par value $0.001 (the “Common Stock”) at $0.44 per shares (the “Options”). The Consultant Shares shall vest in equal quarterly installments such that 2,272,727 Options shall vest on August 1, 2025, and 2,272,727 Options shall vest on February 1, 2026.

Settlement Agreement

On January 20, 2025, the Company entered into a settlement agreement with Bigger Capital, LLC, (the “Settlement Agreement” and “Bigger Capital” respectively). In exchange for a resolution to all issues and claims that relate to the previously filed action against the Company in the Supreme Court of the State of New York, New York County, Index No. 65018/2024 (the “Action”). Pursuant to the Settlement Agreement, the Company has agreed to pay or issue to Bigger Capital the following: (i) pay Bigger Capital $375,000; (ii) issue a secured convertible note in the principal amount of $1.75 million maturing on December 31, 2026 (the “Secured Convertible Note”); (iii) a convertible note in the principal amount of $3.5 million maturing June 30, 2025 (the “Note”); and (iv) 5,332,889 warrants to purchase one share of common stock, par value $0.001 (the “Common Stock”), at an exercise price of $0.4348 (the “Warrants”). Additionally, a significant shareholder of the Company and Bigger Capital entered into a voting agreement in favor of Bigger Capital in addition to the Settlement Agreement.

The Note

Upon the maturity date of the Note, at the Company’s discretion, the Company will have the option to either (i) repay the Note in full including any accrued interest, (ii) issue a $2,000,000 SAFE Note (the “SAFE Note”), or (iii) a $4.5 million convertible note bearing a 9% interest rate, maturing on December 31, 2027 (the “Replacement Note”).

The Warrants

Pursuant to the Settlement Agreement, the Company has agreed to exchange the 1,650,050 warrants held by Bigger Capital for a total of 5,332,889 Warrants exercisable for $0.43. The Warrants contain customary adjustment provisions and representation and warranties. The Warrants are exercisable for a five year period following the issuance date of the Warrants.

Registration Rights

Pursuant to the Settlement Agreement the Company shall promptly file a Registration Statement for shares of the Company’s Common Stock equal to 150% of the shares initially issuable upon exercise of the Secured Note and the Note (the “Registrable Securities”), which filing shall be no later than ten (10) business days after the execution of this Agreement. The Company shall diligently take all steps necessary for the Registration Statement to become effective as soon as practicable and shall thereafter maintain the Registration Statement until the Registrable Securities are sold. Upon receiving notification from the Securities Exchange Commission (the “SEC”) that either the Registration Statement relating to the Registrable Securities has received a “no review” from the SEC or that the SEC has no additional comments to the Registration Statement, the Company will take all action necessary to ensure that the Registration Statement has been declared effective within two business days of either such notification.

The descriptions of the Agreements above are summaries and are qualified in entirety by the actual agreements which are filed as Exhibits hereto and which are incorporated by reference in this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 and 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The applicable information related to the Shares issued pursuant to the SPA and the Consulting Agreement presented in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The Securities will be issued without prior registration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D thereunder.

Item 9.01 Exhibits

Exhibit No.	Description
4.1	Form of Warrants
10.1	Form of Settlement Agreement
10.2	Form of Senior Secured Convertible Note
10.3	Form of the Note
10.4	Form of SAFE Note
10.5	Form of Replacement Note
10.6	Form of Consulting Agreement
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2025

SAFETY SHOT, INC.

By:	/s/ Jarrett Boon
Jarrett Boon,
Chief Executive Officer